SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: OCTOBER 30, 2006
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


                           DELAWARE 1-16725 42-1520346
     (State or other jurisdiction (Commission file number) (I.R.S. Employer of incorporation) Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                               ------------------

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 30, 2006, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended September 30, 2006. The text of the announcement is included herewith as Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99    Third Quarter 2006 Earnings Release




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.


                                    By:    /S/ MICHAEL H. GERSIE
                                           -------------------------------------
                                    Name:  Michael H. Gersie
                                    Title: Executive Vice President and Chief
                                           Financial Officer

Date:    October 31, 2006

                                                                     EXHIBIT 99


RELEASE:                            On receipt
MEDIA CONTACT:                      Jeff Rader, 515-247-7883,
                                    rader.jeff@principal.com
INVESTOR RELATIONS CONTACT:         Tom Graf, 515-235-9500,
                                    investor-relations@principal.com


       PRINCIPAL FINANCIAL GROUP, INC. REPORTS THIRD QUARTER 2006 RESULTS

Des Moines, IA (October 30, 2006) - Principal Financial Group, Inc. (NYSE: PFG) today announced net income available to common stockholders for the three months ended September 30, 2006, of $251.0 million, or $0.92 per diluted share compared to $210.0 million, or $0.74 per diluted share for the three months ended September 30, 2005. The company reported operating earnings of $254.7 million for third quarter 2006, compared to $214.3 million for third quarter 2005. Operating earnings per diluted share (EPS) for third quarter 2006 were $0.94 compared to $0.75 for the same period in 2005. Operating revenues for third quarter 2006 were $2,445.0 million compared to $2,221.9 million for the same period last year.(1)

"We're particularly pleased, so close to the five year anniversary of our IPO, to report record results, with all time highs for earnings per share, operating earnings and assets under management," said J. Barry Griswell, chairman and chief executive officer. "With record or near-record earnings in the third quarter for each of our three operating segments, we continue to deliver on our commitments - accelerating growth in our U.S. and international retirement businesses, creating a successful global asset manager, and profitably growing our life and health insurance businesses."

"At $255 million, third quarter 2006 operating earnings improved $40 million, or 19 percent from a year ago, reflecting record performance and double digit earnings growth for Full Service Accumulation, Mutual Funds and Individual Annuities, our three key retirement and investment businesses," said Griswell. "We also achieved double digit earnings growth in Principal Global Investors, Principal International, Bank and Trust Services, and our Health and Specialty Benefits divisions."

"Strong earnings growth in the quarter, coupled with ongoing effective capital management, drove EPS up 25 percent from a year ago to a record 94 cents, contributing to 19 percent EPS growth through nine months, significantly ahead of our long-term target" said Griswell. "Growth across each of our operating segments reflects continued enhancements to distribution and an expanded array of value-added solutions. It also reflects an ongoing investment in technology - to drive efficient, cost-effective operations and importantly, to help meet changing customer needs and serve customers the way they want to be served. On this last point, we were extremely proud to rank number one in the recently released INFORMATIONWEEK 500 most innovative users of technology."

                 Additional highlights as of September 30, 2006

o Record total company assets under management of $215.0 billion, an increase of $26.6 billion, or 14 percent compared to September 30, 2005.
o Continued strong organic sales of the company's key retirement and investment products. Through nine months: full service accumulation sales of $5.4 billion, up 20 percent (including $1.4 million in third quarter
     2006); mutual funds sales of $2.8 billion, up 16 percent; and individual annuities sales of $1.9 billion, up 24 percent.
o Record operating revenues of $1.2 billion in third quarter 2006 for the Life and Health Insurance segment, an eighth consecutive record quarter, driven by record revenues from the Health and Specialty Benefits divisions.

                               SEGMENT HIGHLIGHTS

U.S. ASSET MANAGEMENT AND ACCUMULATION
Segment operating earnings for third quarter 2006 were $157.4 million, compared to $133.3 million for the same period in 2005. Full service accumulation generated record earnings of $73.5 million, a 19 percent increase from third quarter 2005 reflecting increased fees from higher account values. Full service accumulation account values were $85.1 billion as of September 30, 2006 compared to $75.1 billion as of September 30, 2005. Principal Global Investors generated earnings of $23.8 million for the quarter, a 32 percent increase, reflecting management fee growth in all lines.

Operating revenues for the third quarter increased 13 percent to $1,100.0 million compared to $975.4 million for the same period in 2005, as revenues increased solidly in all businesses within the segment.

Segment assets under management continued to increase, reaching a record $182.1 billion as of September 30, 2006, up 15 percent from $159.0 billion as of September 30, 2005.

INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION

Segment operating earnings for third quarter 2006 were a record $23.2 million, compared to $19.7 million for the same period in 2005. Third quarter 2006 earnings included a net benefit of $5.2 million related to tax refinements in Mexico. Third quarter 2005 earnings included a $3.0 million benefit due to refinement of accrued revenues and a $1.0 million tax benefit.

Operating revenues were $169.2 million for third quarter 2006, compared to $148.4 million for the same period last year, driven by higher sales of single premium annuities with life contingencies in Chile.

Assets under management for the segment were a record $17.8 billion as of September 30, 2006, compared to $14.7 billion as of September 30, 2005.

LIFE AND HEALTH INSURANCE

Segment operating earnings for third quarter 2006 were a record $82.0 million, compared to $65.4 million for the same period in 2005. Health division earnings increased $12.8 million to $27.8 million, reflecting growth in the business, a return to more normal loss ratios, and a $4.4 million reserve refinement benefit. Specialty Benefits division earnings increased $4.6 million to $23.0 million, due to solid growth in all product lines, and a $3.1 million benefit from a group long-term disability reserve refinement. Individual Life earnings were $31.2 million, down $0.8 million from the year ago period, which experienced favorable death claims. Third quarter 2006 also included a $4.5 million benefit in the individual life division related to deferred policy acquisition cost unlocking.

Operating revenues were $1,183.4 million, an eighth consecutive record quarter for the segment, and an increase of seven percent from the same period in 2005. Specialty Benefits revenues increased 16 percent, driven by strong sales and steady retention in each of the Specialty Benefits product lines. Health revenues increased nine percent, primarily due to a seven percent increase in insured medical covered members. Individual Life revenues decreased slightly, as the company continued its shift in marketing emphasis to fee-based universal life (UL) and variable universal life (VUL) products. Unlike traditional premium-based products, UL and VUL deposits are not reported as GAAP revenue.

CORPORATE AND OTHER

Operating losses for third quarter 2006 were $7.9 million, compared to operating losses of $4.1 million for the same period in 2005. Results for third quarter 2006 reflect a $3.1 million benefit for a refund of federal income tax interest. Third quarter 2005 results reflect higher operating earnings from joint venture real estate sales activity.

FORWARD LOOKING AND CAUTIONARY STATEMENTS

This press release contains forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2005, and in the company's quarterly report on Form 10-Q for the quarter ended June 30, 2006, filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; and investment portfolio risks.

USE OF NON-GAAP FINANCIAL MEASURES

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in the future. Management also uses non-GAAP measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

SHARE REPURCHASES

In May 2006, the company completed the $250 million share repurchase program authorized by the Board in November 2005. Under this program, during the first five months of the year, the company repurchased 5.1 million common shares for a cost of $250 million. Also in May 2006, following the Board's share repurchase authorization of up to $500 million, the company entered into an accelerated common stock repurchase agreement with an investment bank. Under this agreement, the company paid $500 million and received an initial delivery of approximately
7.7 million common shares, while retaining the right to receive additional common shares depending on the volume weighted average share price of the company's common stock over the program's execution period. The program is expected to be completed in fourth quarter 2006, at which time the company will receive any remaining common shares owed to it under the agreement.

EARNINGS CONFERENCE CALL

At 9:00 A.M. (CDT) tomorrow, Chairman and CEO J. Barry Griswell and Executive Vice President and CFO Mike Gersie will lead a discussion during a live conference call. Parties interested in listening to the conference call live may access the webcast on the company's Investor Relations (IR) website (www.principal.com/investor) or by dialing (800) 374-1609 (U.S. callers) or
(706) 643-7701 (International callers) approximately 10 minutes prior to the start of the call. To access the call, leader name is Tom Graf. Listeners can access an audio replay of the call on the IR website, or by calling (800) 642-1687 (US callers) or (706) 645-9291 (International callers). The access code for the replay is 5040488. Replays will be available through November 7, 2006. The financial supplement is currently available on the company's website and may be referred to during the conference call.

ABOUT THE PRINCIPAL FINANCIAL GROUP

The Principal Financial Group(R) (The Principal (R))(2) is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $215.0 billion in assets under management(3) and serves some 16.4 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM.


                                      ###


SUMMARY OF SEGMENT AND PRINCIPAL FINANCIAL GROUP, INC. RESULTS

                                              OPERATING EARNINGS (LOSS)* IN MILLIONS

                                  SEGMENT
------------------------------------------ ------------------------------ ---------------------------
                                              THREE MONTHS ENDED,            NINE MONTHS ENDED,
------------------------------------------ --------------- -------------- -------------- ------------
                                             9/30/06          9/30/05        9/30/06        9/30/05
------------------------------------------ --------------- -------------- -------------- ------------
U.S. ASSET MANAGEMENT AND ACCUMULATION       $157.4           $133.3         $466.4         $402.4
------------------------------------------ --------------- -------------- -------------- ------------
INTERNATIONAL ASSET MANAGEMENT AND
ACCUMULATION                                   23.2             19.7           56.9           48.3
------------------------------------------ --------------- -------------- -------------- ------------
LIFE AND HEALTH INSURANCE                      82.0             65.4          217.6          211.2
------------------------------------------ --------------- -------------- -------------- ------------
CORPORATE AND OTHER                            (7.9)            (4.1)         (20.8)         (17.4)
------------------------------------------ --------------- -------------- -------------- ------------
OPERATING EARNINGS                            254.7            214.3          720.1          644.5
------------------------------------------ --------------- -------------- -------------- ------------
NET REALIZED/UNREALIZED CAPITAL
GAINS (LOSSES), AS ADJUSTED                    (3.7)            (4.2)           8.3           (4.7)
------------------------------------------ --------------- -------------- -------------- ------------
OTHER AFTER-TAX ADJUSTMENTS                     0.0             (0.1)          18.8           14.6
------------------------------------------ --------------- -------------- -------------- ------------
NET INCOME AVAILABLE TO COMMON
STOCKHOLDERS                                 $251.0           $210.0         $747.2         $654.4

                                                         PER DILUTED SHARE

                                              THREE MONTHS ENDED,            NINE MONTHS ENDED,
                                           --------------- -------------- -------------- ------------
                                             9/30/06          9/30/05        9/30/06        9/30/05

OPERATING EARNINGS                           $  0.94            $0.75          $2.60          $2.19
------------------------------------------ --------------- -------------- -------------- ------------
NET REALIZED/UNREALIZED CAPITAL
GAINS (LOSSES), AS ADJUSTED                    (0.02)           (0.01)          0.03          (0.01)
------------------------------------------ --------------- -------------- -------------- ------------
OTHER AFTER-TAX ADJUSTMENTS                     -                -              0.07           0.05
------------------------------------------ --------------- -------------- -------------- ------------
NET INCOME AVAILABLE TO COMMON
STOCKHOLDERS                                 $  0.92            $0.74          $2.70          $2.23
------------------------------------------ --------------- -------------- -------------- ------------
WEIGHTED-AVERAGE DILUTED COMMON
SHARES OUTSTANDING                            272.1            283.9          276.7          294.0



*OPERATING EARNINGS VERSUS U.S. GAAP (GAAP) NET INCOME AVAILABLE TO COMMON STOCKHOLDERS

Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: after-tax adjustments have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of our results of operations by highlighting earnings attributable to the normal, ongoing operations of the company's businesses.


                         PRINCIPAL FINANCIAL GROUP, INC.
                              RESULTS OF OPERATIONS
                                  (IN MILLIONS)

                                                        THREE MONTHS ENDED               NINE MONTHS ENDED
                                                 ---------------- --------------- --------------- ---------------
                                                     9/30/06         9/30/05         9/30/06         9/30/05
                                                 ---------------- --------------- --------------- ---------------
Premiums and other considerations                  $1,060.0          $ 943.4       $3,206.4         $2,826.4
Fees and other revenues                               454.0            423.3        1,354.1          1,245.8
Net investment income                                 931.6            853.5        2,695.4          2,483.4
Net realized/unrealized capital gains                  (6.7)            (1.8)          23.1              6.9
  (losses)
                                                 ---------------- --------------- --------------- ---------------
TOTAL REVENUES                                      2,438.9          2,218.4        7,279.0          6,562.5
                                                 ---------------- --------------- --------------- ---------------
Benefits, claims, and settlement expenses           1,426.2          1,281.3        4,227.6          3,780.1
Dividends to policyholders                             73.0             73.9          217.4            219.0
Operating expenses                                    608.2            576.8        1,832.4          1,714.5
                                                 ---------------- --------------- --------------- ---------------
TOTAL EXPENSES                                      2,107.4          1,932.0        6,277.4          5,713.6
                                                 ---------------- --------------- --------------- ---------------
Income from continuing operations before
  income taxes                                        331.5            286.4        1,001.6            848.9
Income taxes                                           72.3             67.1          229.7            201.1
                                                 ---------------- --------------- --------------- ---------------
Income from continuing operations, net of
  related income taxes                                259.2            219.3          771.9            647.8
Income from discontinued operations, net of
  related taxes                                        --                0.1           --               16.0
                                                 ---------------- --------------- --------------- ---------------
NET INCOME                                            259.2            219.4          771.9            663.8
Preferred stock dividends                               8.2              9.4           24.7              9.4
                                                 ---------------- --------------- --------------- ---------------
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS        $  251.0          $ 210.0       $  747.2         $  654.4

Less:
Net realized/unrealized capital gains
  (losses), as adjusted                                (3.7)            (4.2)           8.3             (4.7)
Other after-tax adjustments                            --               (0.1)          18.8             14.6
                                                 ---------------- --------------- --------------- ---------------
OPERATING EARNINGS                                 $  254.7          $ 214.3       $  720.1         $  644.5
                                                 ================ =============== =============== ===============

                        SELECTED BALANCE SHEET STATISTICS

                                                                           PERIOD ENDED
                                                     -------------------- --------------------- -----------------
                                                          09/30/06              12/31/05            09/30/05
                                                     -------------------- --------------------- -----------------
Total assets (in billions)                                $   136.2             $   127.0         $   121.1
Total common equity (in millions)                         $ 7,146.1             $ 7,265.2         $ 7,258.1
Total common equity excluding accumulated other
  comprehensive income (in millions)                      $ 6,368.5             $ 6,270.4         $ 6,093.6
End of period common shares outstanding
  (in millions)                                               269.6                 280.6             279.9
Book value per common share                               $    26.51            $    25.89        $    25.93
Book value per common share excluding
  accumulated other comprehensive income                  $    23.62            $    22.35        $    21.77




                         PRINCIPAL FINANCIAL GROUP, INC.
           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO U.S. GAAP
                       (IN MILLIONS, EXCEPT AS INDICATED)

                                                               THREE MONTHS ENDED               NINE MONTHS ENDED
                                                          --------------- -------------- --------------- ----------------
                                                                9/30/06       9/30/05          9/30/06          9/30/05
                                                          --------------- -------------- --------------- ----------------
DILUTED EARNINGS PER COMMON SHARE:
Operating Earnings                                                 0.94            0.75            2.60            2.19
Net realized/unrealized capital gains (losses)                    (0.02)          (0.01)           0.03           (0.01)
Other after-tax adjustments                                        -               -               0.07            0.05
                                                          --------------- -------------- --------------- ----------------
Net income available to common stockholders                        0.92            0.74            2.70            2.23
                                                          =============== ============== =============== ================
BOOK VALUE PER COMMON SHARE EXCLUDING
ACCUMULATED OTHER COMPREHENSIVE INCOME:
Book value per common share excluding accumulated
  other comprehensive income                                      23.62           21.77           23.62           21.77
Net unrealized capital gains                                       3.05            4.32            3.05            4.32
Foreign currency translation                                      (0.12)          (0.14)          (0.12)          (0.14)
Minimum pension liability                                         (0.04)          (0.02)          (0.04)          (0.02)
                                                          --------------- -------------- --------------- ----------------
Book value per common share including accumulated other
  comprehensive income                                            26.51           25.93           26.51          25.93
                                                          =============== ============== =============== ================
OPERATING REVENUES:
USAMA                                                          1,100.0           975.4         3,266.0         2,903.8
IAMA                                                             169.2           148.4           476.8           439.4
Life and Health                                                1,183.4         1,106.1         3,526.1         3,264.2
Corporate and Other                                               (7.6)           (8.0)          (13.5)          (46.1)
                                                          --------------- -------------- --------------- ----------------
Total operating revenues                                       2,445.0         2,221.9         7,255.4         6,561.3
Add:  Net realized/unrealized capital gains (losses) and
  related fee adjustments                                         (6.1)           (3.2)           23.6             3.4
Less:  Operating revenues from discontinued real estate            -               0.3             -               2.2
                                                          --------------- -------------- --------------- ----------------
Total GAAP revenues                                            2,438.9         2,218.4         7,279.0         6,562.5
                                                          =============== ============== =============== ================
OPERATING EARNINGS:
USAMA                                                            157.4           133.3           466.4           402.4
IAMA                                                              23.2            19.7            56.9            48.3
Life and Health                                                   82.0            65.4           217.6           211.2
Corporate and Other                                               (7.9)           (4.1)          (20.8)          (17.4)
                                                          --------------- -------------- --------------- ----------------
Total operating earnings                                         254.7           214.3           720.1           644.5
Net realized/unrealized capital gains (losses)                    (3.7)           (4.2)            8.3            (4.7)
Other after-tax adjustments                                        -              (0.1)           18.8            14.6
                                                          --------------- -------------- --------------- ----------------
Net income available to common stockholders                      251.0           210.0           747.2           654.4
                                                          =============== ============== =============== ================
NET REALIZED/UNREALIZED CAPITAL GAINS (LOSSES):
Net realized/unrealized capital gains (losses), as                (3.7)           (4.2)            8.3            (4.7)
  adjusted
Add:
Amortization of DPAC and sale inducement costs                    (5.1)           (3.6)           (3.9)            0.3
Capital gains distributed                                          2.2             2.6             5.8             3.8
Tax impacts                                                       (2.5)            -               8.6             1.8
Minority interest capital gains                                    3.0             2.0             4.8             2.2
Less related fee adjustments:
Unearned front-end fee income                                      0.5            (1.0)            1.6             0.8
Certain market value adjustments to fee revenues                   0.1            (0.4)           (1.1)           (4.3)
                                                          --------------- -------------- --------------- ----------------
GAAP net realized/unrealized capital gains (losses)               (6.7)           (1.8)           23.1             6.9
                                                          =============== ============== =============== ================
OTHER AFTER TAX ADJUSTMENTS:
IRS Audit Issue                                                    -               -              18.8             -
Discontinued operations - Mortgage Banking                         -              (7.7)            -              (7.7)
Gain on disposal of discontinued real estate investments           -               7.6             -              22.3
                                                          --------------- -------------- --------------- ----------------
Total other after-tax adjustments                                  -              (0.1)           18.8            14.6
                                                          =============== ============== =============== ================


-----------------
(1) Use of non-GAAP financial measures is discussed in this release after Segment Highlights.
(2) "The Principal Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.
(3)  As of September 30, 2006.